UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 2, 2006

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 (Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Reinsurance Group of America, Incorporated (the “Company”) disclosed in its 2006 proxy statement that, in March 2004, its board of directors adopted Policies on Communications (the “Communications Policy”), which describe the methods for interested parties to communicate directly with the presiding director (Mr. Leland C. Launer, Jr.) or with the non-management directors of the Company. The Company also disclosed that the Communications Policy is available on the Company's website.

The Communications Policy contained on the website, which is www.rgare.com under “Corporate Governance,” indicates that interested parties should submit any communications to any such person in writing, addressed to such person in care of the General Counsel.

On November 2, 2006, the Company received notice from The New York Stock Exchange (the “NYSE”) that, pursuant to Rule 303A.03 of the NYSE’s Listed Company Manual, the Company should have specifically described the Communications Policy in the proxy statement, and the policy should have specifically stated the address to which such communications should be directed, which is as follows:

General Counsel

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, MO 63017

The NYSE advised the Company that it could correct such noncompliance by filing a Current Report on Form 8-K describing the Communications Policy. Accordingly, the Company is supplementing its disclosures by filing this report on Form 8-K.

The Communications Policy also provides that the General Counsel will make a record of the receipt of any such communications and, if requested by such persons, sort and organize the communications and summarize information. However, all properly addressed communications will be delivered not less than once each calendar quarter, and will not be directed to or reviewed by management prior to receipt by such persons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reinsurance Group Of America, Incorporated

Date: November 8, 2006	By:	/s/ Todd C. Larson
Todd C. Larson Senior Vice President, Controller and Treasurer

3